Exhibit 99.1

Delco Remy Announces Interim Decision in Mexico Joint Venture Arbitration Proceedings

ANDERSON, Ind., March 23 (PRNewswire) — Delco Remy International, Inc. today announced that the panel of arbitrators has issued an interim decision in the dispute with its Mexican joint venture partner, GCID Autopartes, S.A. de C.V. that resolves the Company’s financial obligations to GCID in an amount consistent with its previous guidance. The Company currently estimates that the total net payments for GCID’s minority partnership interest, the award for past service fees, and other claims, including interest and costs, will be approximately $18 million. The award is subject to finalization by the arbitrators and is expected to be paid in the second quarter.

Commenting on the decision, Thomas J. Snyder, President and CEO, said, “We are pleased to put this uncertainty behind us and are now able to complete the process begun last year of transitioning the joint venture operations to our nearby lower cost facilities. The arbitrators’ decision also allows us to hire the employees previously provided to us by our former partner. As a result, we can eliminate unnecessary costs and begin realizing anticipated savings in our Mexico operations.”

Under U.S. generally accepted accounting principles, the Company is required to reflect approximately $14 million of the estimated costs associated with the arbitrators’ interim decision in its 2003 financial results. Accordingly, the Company is adjusting its operating loss for the year ended December 31, 2003 from $64.5 million, as previously reported, to $78.8 million. However, as these amounts are treated as an adjustment to EBITDA, the Company’s Adjusted EBITDA for 2003, as previously reported, is unchanged. The revised 2003 financial results are set forth on the accompanying Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows. The revised results for 2003 will be reflected in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchanges Commission. The balance of the costs associated with the decision will be recorded in the Company’s books on the date the final award is paid.

About Delco Remy:

Delco Remy International, Inc., headquartered in Anderson, Indiana, is a leading designer, manufacturer, remanufacturer and distributor of electrical, drivetrain/powertrain and related products and core exchange service for automobiles and light trucks, medium-and heavy-duty trucks and other heavy-duty off-road and industrial applications. It was formed in 1994 as a partial divestiture by General Motors Corporation of the former Delco Remy division, which traces its roots to Remy Electric, founded in 1896.

Caution Regarding Forward-Looking Statements:

This press announcement contains statements relating to future results of the Company that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”) or by the Securities and Exchange Commission (“SEC”) in its rules, regulations and releases. The Company desires to take advantage of the “safe harbor” provisions in the Act for forward-looking statements made in this press announcement. Any statements set forth in this press announcement with regard to its expectations as to financial results and other aspects of its business may constitute forward-looking statements. These statements relate to the Company’s future plans, objectives, expectations and intentions and may be identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “anticipate,” and similar expressions. The Company cautions readers that any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks including, but not limited to, risks associated with the uncertainty of future financial results, pending arbitration and other litigation proceedings, acquisitions, additional financing requirements, development of new products and services, the effect of competitive products or pricing, the effect of economic conditions and other uncertainties detailed from time to time in the Company’s filings with the SEC. Due to these uncertainties, the Company cannot assure readers that any forward-looking statements will prove to have been correct.

Investor Relations:	David E. Stoll	765-778-6523
	Keri Webb	765-778-6602

DELCO REMY INTERNATIONAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

	Three Month Period Ended December 31		Twelve Month Period Ended December 31
	2003	2002	2003	2002
	(Unaudited)
Net sales	$261.0	$250.5	$1,053.2	$1,027.0
Cost of goods sold	216.9	215.5	865.4	858.8
Cost of goods sold - special charges:
Core inventory valuation	104.1	—	104.1	—
Litigation settlement	14.3	—	14.3	—

Gross (loss) profit	(74.3)	35.0	69.4	168.2

Selling, general and administrative expenses	22.9	25.4	98.7	97.7
Restructuring charges (credits)	2.2	—	49.5	(4.4)

Operating (loss) income	(99.4)	9.6	(78.8)	74.9
Interest expense	15.8	14.2	62.1	56.4

Income (loss) from continuing operations before income taxes, minority interest, loss from unconsolidated joint ventures and cumulative effect of change in accounting principle	(115.2)	(4.6)	(140.9)	18.5
Income tax expense	24.7	0.5	36.8	8.5
Minority interest	(2.4)	(0.6)	(0.1)	4.3
Loss from unconsolidated joint ventures	0.5	1.1	6.4	3.8

Net (loss) income from continuing operations before cumulative effect of change in accounting principle	(138.0)	(5.6)	(184.0)	1.9

Discontinued operations:
Loss from discontinued operations, net of tax	—	(9.7)	(4.9)	(32.0)
(Loss) gain on disposal of businesses, net of tax	(0.1)	(1.8)	2.3	(28.2)

Net loss from discontinued operations	(0.1)	(11.5)	(2.6)	(60.2)

Cumulative effect of change in accounting principle, net	—	—	—	(74.2)

Net loss	(138.1)	(17.1)	(186.6)	(132.5)

Accretion for redemption of preferred stock	8.5	7.6	32.9	29.4

Net loss attributable to common stockholders	$(146.6)	$(24.7)	$(219.5)	$(161.9)

Adjusted EBITDA:
(Loss) income before tax	$(115.2)	$(4.6)	$(140.9)	$18.5
Interest expense	15.8	14.2	62.1	56.4
Depreciation and amortization	6.5	7.4	24.6	27.3
Restructuring charges (credits)	2.2	—	49.5	(4.4)
Special charges	118.4	—	118.4	—

Adjusted EBITDA	$27.7	$17.0	$113.7	$97.8

Adjusted EBITDA is not a measure of performance under accounting principles generally accepted in the United States (GAAP). The Company believes Adjusted EBITDA is a meaningful measure of performance that is commonly utilized in the industry to analyze operating performance, liquidity and entity valuation. Adjusted EBITDA should not be construed as income from operations, net income or net cash flow from operating activities as determined by GAAP.

DELCO REMY INTERNATIONAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31 2003	December 31 2002
ASSETS
Current Assets
Cash and cash equivalents	$21.3	$12.4
Trade accounts receivable, net	151.2	143.0
Inventories	214.8	281.0
Assets of discontinued operations	—	40.5
Other current assets	28.9	41.3

Total Current Assets	416.2	518.2

Property and equipment, net	135.7	157.0
Goodwill, net	132.6	119.0
Deferred financing costs	14.0	17.3
Other assets	25.5	41.3

Total Assets	$724.0	$852.8

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	$161.8	$138.5
Accrued restructuring charges	10.9	5.2
Other accrued liabilities	134.8	75.2
Liabilities of discontinued operations	—	17.2
Short-term debt	31.4	30.2

Total Current Liabilities	338.9	266.3

Long-term debt	593.1	596.4
Accrued restructuring charges	8.8	4.7
Other noncurrent liabilities	37.0	50.2

Minority interest in subsidiaries	15.2	17.8
Redeemable preferred stock	307.0	274.1

Stockholders’ Deficit	(576.0)	(356.7)

Total Liabilities and Stockholders’ Deficit	$724.0	$852.8

DELCO REMY INTERNATIONAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Twelve Months Ended December 31
	2003	2002
Operating activities:
Net loss attributable to common stockholders	$(219.5)	$(161.9)
Adjustments to reconcile net loss attributable to common stockholders to cash provided by operating activities:
Cumulative effect of change in accounting principle	—	74.2
Loss from discontinued operations	4.9	32.0
(Gain) loss on disposal of discontinued operations	(2.3)	28.2
Depreciation and amortization	24.6	27.3
Accretion for redemption of preferred stock	32.9	29.4
Change in net working capital, net of acquisitions, restructuring and non-cash special charges	8.6	18.4
Restructuring charges (credits)	49.5	(4.4)
Cash payments for restructuring charges	(15.4)	(15.8)
Special charges	118.4	—
Other, net	25.5	17.8

Net cash provided by operating activities of continuing operations	27.2	45.2

Investing activities:
Acquisitions, net of cash acquired	(18.9)	(17.2)
Net proceeds on sale of businesses	30.0	—
Purchases of property and equipment	(20.0)	(19.2)
Investments in joint ventures	(0.1)	(3.0)

Net cash used in investing activities of continuing operations	(9.0)	(39.4)

Financing activities:
Net borrowings under revolving line of credit and other	(2.2)	15.3
Deferred financing costs	(2.0)	(7.8)
Distributions to minority interests	—	(1.8)

Net cash (used in) provided by financing activities of continuing operations	(4.2)	5.7

Effect of exchange rate changes on cash	1.0	2.0

Cash flows of discontinued operations	(6.1)	(23.7)

Net increase (decrease) in cash and cash equivalents	8.9	(10.2)
Cash and cash equivalents at beginning of year	12.4	22.6

Cash and cash equivalents at end of year	$21.3	$12.4